Exhibit 10.3

AMENDMENT NO. 1 TO CONSULTING AGREEMENT

This Amendment No. 1 to Consulting Agreement (the “Amendment”), dated April 26, 2018, is by and between Universal Logistics Holdings, Inc., a Michigan corporation (the “Company”), and Manuel J. Moroun (“Consultant”). The Company and Consultant are collectively referred to as the “Parties” and individually as a “Party.”

Recitals:

A.The Parties entered into a Consulting Agreement, dated as of April 24, 2013 (as amended or otherwise modified from time to time, the “Existing Agreement”).

B.The Parties desire to amend and restate Section 2 of the Existing Agreement in order to modify the provisions governing its term and duration.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.Definitions. Capitalized terms used and not defined in this Amendment have the respective meanings assigned to them in the Existing Agreement.

2.Amendments to the Existing Agreement. As of the Effective Date (defined below), the Existing Agreement is hereby amended or modified as follows:

(a)Section 2 of the Existing Agreement is hereby amended by deleting the existing text in its entirety and substituting in lieu thereof the following words:

“2. Term. Consultant’s engagement hereunder shall be effective as of the Effective Date and shall continue until the first anniversary thereof; provided that, on such first anniversary of the Effective Date and each annual anniversary thereafter (such date and each annual anniversary thereof, a “Renewal Date”), the Agreement shall be deemed to be automatically extended, upon the same terms and conditions, for successive periods of one year, unless a Party provides written notice of its intention not to extend the term of the Agreement at least 30 days prior to the applicable Renewal Date. The period during which Consultant provides services to the Company shall be referred to as the “Consulting Term.””

3.Date of Effectiveness; Limited Effect. This Amendment will be deemed effective as of January 1, 2018 (the “Effective Date”). Except as expressly provided in this Amendment, all of the terms and provisions of the Existing Agreement are and will remain in full force and effect and are hereby ratified and confirmed by the Parties.

4.Miscellaneous.

(a)This Amendment is governed by and construed in accordance with, the laws of the State of Michigan, without regard to the conflict of law provisions of such State.

(b)This Amendment shall inure to the benefit of and be binding upon each of the Parties and each of their respective successors and assigns.

(c)This Amendment may be executed in counterparts, each of which is deemed an original, but all of which constitute one and the same agreement. Delivery of an executed counterpart of this Amendment electronically or by facsimile shall be effective as delivery of an original executed counterpart of this Amendment.

(d)This Amendment constitutes the sole and entire agreement between the Parties with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings, agreements, representations, and warranties, both written and oral, with respect to such subject matter.

IN WITNESS WHEREOF, the Parties have executed this Amendment on the date first written above.

COMPANY: Universal Logistics Holdings, Inc.
By: /s/ Jeff Rogers Name: Jeff Rogers Title: Chief Executive Officer
CONSULTANT: Manuel J. Moroun
/s/ Manuel J. Moroun

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